      As filed with the Securities and Exchange Commission on May 8, 2006
                                                     Registration No. 333-133479
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------

                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         PEOPLES COMMUNITY BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Maryland                                          6306                         31-1686242
---------------------------------------------------------------------------------------------
(State or other jurisdiction of       (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)         Classification Code Number)      Identification Number)

                             6100 West Chester Road
                            West Chester, Ohio 45071
                                 (513) 870-3530
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Jerry D. Williams
                      President and Chief Executive Officer
                         Peoples Community Bancorp, Inc.
                             6100 West Chester Road
                            West Chester, Ohio 45071
                                 (513) 870-3530
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                                COPIES OF ALL COMMUNICATIONS TO:
       KEVIN M. HOULIHAN                            FREDERICK L. DARLINGTON                     JAMES J. BARRESI
ELIAS, MATZ, TIERNAN & HERRICK L.L.P.      SENIOR VICE PRESIDENT AND GENERAL COUNSEL     SQUIRE, SANDERS & DEMPSEY, L.L.P.
   734 FIFTEENTH STREET, N.W.                   PEOPLES COMMUNITY BANCORP, INC.                  312 WALNUT STREET
          12TH FLOOR                                6100 WEST CHESTER ROAD                          SUITE 3500
      WASHINGTON, DC 20005                         WEST CHESTER, OHIO 45071                 CINCINNATI, OHIO 45202-4306
         (202) 347-0300                                  (513) 870-3530                           (513) 361-1260

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________

                                                        CALCULATION OF REGISTRATION FEE
========================================= ===================== ===================== ======================= ======================

                                                AMOUNT TO         PROPOSED MAXIMUM       PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES               BE            OFFERING PRICE PER     AGGREGATE OFFERING           AMOUNT OF
            TO BE REGISTERED                  REGISTERED (1)             UNIT                 PRICE (2)         REGISTRATION FEE (3)
----------------------------------------- --------------------- --------------------- ----------------------- ----------------------
Common Stock, par value $.01 per share          515,000           Not applicable           $6,985,762.92              $747.48 (4)
========================================= ===================== ===================== ======================= ======================

---------------
(1) Represents the maximum number of shares of Peoples Community Bancorp, Inc. common stock, par value $.01 per share, issuable in the Peoples Community Bancorp, Inc. and Mercantile Financial Corporation merger pursuant to the Agreement and Plan of Merger by and between Peoples Community Bancorp, Inc. and Mercantile Financial Corporation, dated as of October 31, 2005. The actual number of shares issued in the merger will be based upon the application of the final merger consideration calculation under the terms of the merger agreement.
(2) Calculated in accordance with Rule 457(f) under the Securities Act of 1933, the proposed maximum offering price is computed by taking (A) the product of (i) the book value of one share of Mercantile common stock as of February 28, 2006, $838.78 per share, and (ii) 9,014 (the maximum number of shares of Mercantile common stock expected to be exchanged for the common stock being registered) and (B) subtracting from it the cash to be paid by the registrant in connection with the exchange.
(3) Calculated in accordance with Rule 457(f) and Section 6(b) under the Securities Act of 1933.
(4)     Previously paid.

--------------------------------------------------------------------------------
 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
 A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
    SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL
    BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
                          SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Articles of Incorporation provide that the Registrant may indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law, and that the Registrant may indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits Maryland corporations to indemnify its officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law.

        The Registrant's Articles of Incorporation provide that, to the fullest extent limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Registrant shall have any liability to the Registrant or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's articles of incorporation may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Articles of Incorporation provision applies, the remedies available to the Registrant or a stockholder are limited to equitable remedies such as injunction or rescission. This provision would not, in the opinion of the Securities and Exchange Commission, eliminate or limit the liability of directors and officers under the federal securities laws.

        Articles 9 of the Registrant's Articles of Incorporation provides as follows:

        ARTICLE 9. INDEMNIFICATION, ETC. OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

        A. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or who, while acting as such, is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation (foreign or domestic), partnership, joint venture, trust, other enterprise or employee benefit plan, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by Section 2-418 of the MGCL, excluding paragraph (g) thereof.

        B. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section A of this Article 9 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt by the Corporation of (i) a written affirmation by the person of such person's good faith belief that the standard of conduct necessary for indemnification by the Corporation under Section A of this Article 9 has been met and (ii) a written undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the applicable standard of conduct has not been met or the person is not otherwise entitled to be indemnified by the Corporation.

        C.      OTHER RIGHTS AND REMEDIES. The indemnification provided by this
        Article 9 shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under
        Section 2-418(g) of the MGCL, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person, provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his acts or omissions relate to matters for which the liability of directors and officers cannot be restricted or limited under Section 2-405.2 of the MGCL.

        D. INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while acting as such, was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation (foreign or domestic), partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Bylaws of the Corporation.

        E. SECURITY FUND; INDEMNITY AGREEMENTS. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its directors, officers, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

        F. MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to any persons as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9 shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     EXHIBIT NO.    DESCRIPTION
     -----------    -----------

          2.1 Agreement and Plan of Merger, dated as of October 31, 2005, by and between Mercantile Financial Corporation and Peoples Community Bancorp, Inc. (1)

          5.1 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the legality of the securities being registered. *

          8.1 Opinion of Squire, Sanders & Dempsey, LLP as to the United States federal income tax consequences of the merger.

          23.1      Consent of BKD LLP.*

          23.2      Consent of Grant Thornton LLP.*

          23.3 Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in its opinion filed as Exhibit 5.1 hereto). *

          24.1 Powers of Attorney (included on the signature page of this Registration Statement).*

          99.1 Form of Proxy for Special Meeting of Shareholders of Mercantile Financial Corporation. *

---------------

        *       Previously filed.

        (1) Previously filed as Exhibit 2.1 to Peoples Community Bancorp's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2005, and incorporated by reference herein.

ITEM 22. UNDERTAKINGS.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if a post-effective amendment to the registration statement is filed on Form S-8, and the information thereafter required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (d) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or
(ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

        (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Chester, State of Ohio, on May 8, 2006.

                                PEOPLES COMMUNITY BANCORP, INC.

                                By: /s/ Jerry D. Williams
                                   ---------------------------------------------
                                   Jerry D. Williams
                                   President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   NAME                                         TITLE                                 DATE
------------------------------------------  -------------------------------------------  -------------------------------
                                            President, Chief Executive Officer and                 May 8, 2006
/s/ Jerry D. Williams                       Director (principal executive officer)
------------------------------------
Jerry D. Williams


/s/ Thomas J. Noe*                          Director, Executive Vice President and                 May 8, 2006
------------------------------------         Treasurer
Thomas J. Noe


/s/ Teresa O'Quinn*                         Executive Vice President, Chief Operations             May 8, 2006
------------------------------------        Officer and Chief Financial Officer
Teresa O'Quinn                              (principal financial and accounting officer)


/s/ Paul E. Hasselbring*                    Chairman of the Board and Director                     May 8, 2006
------------------------------------
Paul E. Hasselbring


/s/ John E. Rathkamp*                       Chief Lending Officer, Secretary and Director          May 8, 2006
------------------------------------
John E. Rathkamp

                   NAME                                         TITLE                                 DATE
------------------------------------------  -------------------------------------------  -------------------------------


/s/ John L. Buchanan*                       Director                                               May 8, 2006
------------------------------------
John L. Buchanan


/s/ Donald L. Hawke*                        Director                                               May 8, 2006
------------------------------------
Donald L. Hawke


/s/ James R. Van DeGrift*                   Director                                               May 8, 2006
------------------------------------
James R. Van DeGrift


/s/ Nicholas N. Nelson*                     Director                                               May 8, 2006
------------------------------------
Nicholas N. Nelson


--------------------
* Pursuant to power of attorney.


                                INDEX TO EXHIBITS

     EXHIBIT NO.    DESCRIPTION
     -----------    -----------

          2.1 Agreement and Plan of Merger, dated as of October 31, 2005, by and between Mercantile Financial Corporation and Peoples Community Bancorp, Inc. (1)

          5.1 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the legality of the securities being registered.*

          8.1 Opinion of Squire, Sanders & Dempsey, LLP as to the United States federal income tax consequences of the merger.

          23.1      Consent of BKD LLP.*

          23.2      Consent of Grant Thornton LLP.*

          23.3 Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in its opinion filed as Exhibit 5.1 hereto).*

          24.1 Powers of Attorney (included on the signature page of this Registration Statement).*

          99.1 Form of Proxy for Special Meeting of Shareholders of Mercantile Financial Corporation.*

----------------
        *       Previously filed.

        (1) Previously filed as Exhibit 2.1 to Peoples Community Bancorp's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2005, and incorporated by reference herein.